Exhibit 10.2

PARALLEL LICENSE AGREEMENT

This Parallel License Agreement (“Agreement”) is entered into as of March 10, 2016 (the “Effective Date”), by and between DongGuan Eontec Co., Ltd., a corporation organized under the laws of the People’s Republic of China having an address of Yin Quan Industrial District, Qing Xi, DongGuan, China (“Eontec”), and Liquidmetal Technologies, Inc., a corporation organized under the laws of the State of Delaware, having an address of 30452 Esperanza, Rancho Santa Margarita, California 92688 (“LMT”). Either Eontec or LMT may be referred to individually herein as a “party”, and Eontec and LMT may be referred to collectively herein as the “Parties”.

RECITALS

WHEREAS, Eontec and LMT have expressed a desire to agree to the terms set forth herein and are memorializing such terms as set forth in this Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

For purposes of this Agreement and except as otherwise specifically set forth herein, the following terms shall have the following meanings:

1.1.     “Affiliate” shall mean, with respect to any specified person or entity, any corporation, limited liability company or other legal entity which directly or indirectly controls, is controlled by, or is under common control with specified person or entity or its successors or assigns. For the purposes of this Agreement, “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding shares on a fully diluted basis or other voting rights of the specified entity to elect directors or managers, or the right to direct or cause the direction of the management and policies of the specified entity whether by contract or otherwise; and the terms “controlling” and “controlled” have meaning correlative to the foregoing. For purposes of this Agreement, Eontec and Lugee Li shall not be deemed to be Affiliates of LMT. Additionally, the following organizations shall be deemed to be Affiliates of Eontec for purposes of this Agreement: Meon Magnesium Technology Company ("Meon") and Liquidmetal China Company ("LCC").

1.2.     “BMG Products” means any product or component made with one or more amorphous alloys or bulk metallic glasses (or composite materials containing amorphous alloys or bulk metallic glasses).

1.3.     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed for business.

1.4.     “Confidential Information” shall mean any and all commercial, technical, financial, proprietary, and other information relating to a Discloser, its Affiliates, and their respective business operations, including, but not limited to, samples, data, technical information, know-how, formulas, ideas, inventions, discoveries, patents, patent applications, Intellectual Property, product development plans, demonstrations, business and financial information, applications and designs, and all manifestations or embodiments relating to the foregoing and all improvements made thereto, in whatever form provided, whether oral, written, visual, machine-readable, electronic, or otherwise. “Confidential Information” also includes any information described above which a Discloser obtains from a third party and which the Discloser treats as proprietary or designates as confidential, whether or not owned or developed by the Discloser.

1.5.     “Discloser” shall mean the party that is disclosing Confidential Information under this Agreement, regardless of whether such Confidential Information is being provided directly by such party, by a Representative of the party, or by any other person that has an obligation of confidentiality with respect to the Confidential Information being disclosed.

1.6.     “Eontec Exclusive Territory” shall consist of the following countries: Brunei, Cambodia, China (P.R.C and R.O.C.), East Timor, Indonesia, Japan, Laos, Malaysia, Myanmar, North Korea, Philippines, Singapore, South Korea, Thailand and Vietnam.

1.7.     “Eontec Field” shall mean all fields of use except as described in the Field of Use Restrictions.

1.8.     “Eontec Licensed Patents” shall mean any and all Patents of Eontec or any Affiliate of Eontec in existence as of the Effective Date, including without limitation those listed in Appendix B, and those Patents of Eontec or any Affiliate thereof for any invention that is first created, conceived, or reduced to practice during the period beginning on the Effective Date and ending of the last day of the Joint Development Period.

1.9.     “Eontec Licensed Products” shall mean any product the manufacture, use, offer for sale, sale or importation of which by Eontec would, but for this Agreement, infringe a valid claim of an LMT Licensed Patent in a jurisdiction where such valid claim exists or that incorporates or uses any element of the LMT Licensed Technical Information in its design or manufacture.

1.10.     “Eontec Licensed Technical Information” shall mean unpublished research and development information, unpatented inventions, know-how, trade secrets, and technical data now, or hereafter through the end of the Joint Development Period, in the possession of Eontec that are reasonably necessary or useful for using the Eontec Licensed Patents to produce LMT Licensed Products within the LMT Field, provided Eontec has the right to disclose such items to LMT.

1.11.     “Eontec Licensed Trademarks” shall mean any and all trademarks, service marks, trade names, corporate names, logos, trade dress, domain names or any other indicator of source or origin of Eontec or any Affiliate of Eontec in existence as of the Effective Date, including without limitation those listed in Appendix B.

1.12.     “Field of Use Restrictions” means the exclusions, conditions, limitations, and restrictions described on Appendix C hereto.

1.13.     “Intellectual Property” means any and all inventions (whether or not protected or protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protected or protectable under copyright laws), moral rights, trademarks, trade secrets, developments, designs, applications, processes, know-how, discoveries, ideas (whether or not protected or protectable under trade secret laws), and all other subject matter protected or protectable under patent, copyright, moral right, trademark, trade secret, or other laws, including, without limitation, all new or useful art, combinations, formulae, manufacturing techniques, technical developments, applications, data, and research results.

1.14.     “Joint Development Period” has the meaning set forth in Section 5.1 below.

1.15.     “Licensed Patent” means an Eontec Licensed Patent or LMT Licensed Patent.

1.16.     “Licensed Product” means an Eontec Licensed Product or LMT Licensed Product.

1.17.     “Licensed Technical Information” shall mean any Eontec Licensed Technical Information or LMT Licensed Technical Information.

1.18.     “Licensee” shall mean a party to this Agreement acting in its capacity as the grantee of a license pursuant to Article 2 hereof.

1.19.     “Licensor” shall mean a party to this Agreement acting in its capacity as a grantor of a license pursuant to Article 2 hereof.

1.20.      “Licensed Trademark” shall mean any Eontec Licensed Trademark or LMT Licensed Trademark.

1.21.     “LMT Exclusive Territory” shall consist of the following countries the United States and the rest of North America and all of Europe, including the following countries: Albania, Andorra, Austria, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Liechtenstein, Luxembourg, Republic of Macedonia, Malta, Monaco, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, and the United Kingdom.

1.22.     “LMT Field” shall mean all fields of use except as described in the Field of Use Restrictions.

1.23.     “LMT Licensed Patents” shall mean any and all Patents of LMT or any Affiliate of LMT in existence as of the Effective Date in the Eontec Exclusive Territory and Non-Exclusive Territories, including without limitation the applicable foreign counterpart patents of those U.S. Patents listed in Appendix A, and those Patents of LMT or any Affiliate thereof in the Eontec Exclusive Territory and Non-Exclusive Territories for any invention that is first created, conceived, or reduced to practice during the period beginning on the Effective Date and ending of the last day of the Joint Development Period.

1.24.     “LMT Licensed Products” shall mean any product the manufacture, use, offer for sale, sale or importation of which by LMT would, but for this Agreement, infringe a valid claim of an Eontec Licensed Patent in a jurisdiction where such valid claim exists or that incorporates or uses any element of the Eontec Licensed Technical Information in its design or manufacture.

1.25.     “LMT Licensed Technical Information” shall mean unpublished research and development information, unpatented inventions, know-how, trade secrets, and technical data now, or hereafter through the end of the Joint Development Period, in the possession of LMT that are reasonably necessary or useful for using the LMT Licensed Patents to produce Eontec Licensed Products within the Eontec Field, provided LMT has the right to disclose such items to Eontec.

1.26.     “LMT Licensed Trademarks” shall mean any and all trademarks, service marks, trade names, corporate names, logos, trade dress, domain names or any other indicator of source or origin of LMT or any Affiliate of LMT in existence as of the Effective Date, including without limitation those listed in Appendix A.

1.27.     “Non-Exclusive Territories” means geographic regions outside of the LMT Exclusive Territory and Eontec Exclusive Territory.

1.28.     “Patents” shall mean any and all letters patent (including, but not limited to, patents of implementation, improvement, or addition, utility model and appearance design patents, and inventors certificates, as well as all divisionals, reissues, reexaminations, continuations, continuations-in-part, renewals, extensions, substitutions, foreign equivalents and counterparts, and any other forms of patent protection directed to the inventions covered by any of the foregoing), applications for letters patent (including, but not limited to, all foreign counterpart patent applications), and letters patent that may issue on such applications.

1.29.     “Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the Effective Date, between LMT and Liquidmetal Technology Limited, a Hong Kong corporation.

1.30.     “Recipient” shall mean the party receiving Confidential Information that is protected under this Agreement.

1.31.     “Representatives” shall mean the respective directors, officers, employees, financial advisors, accountants, attorneys, agents, and consultants of a party.

1.32.     “Technologies” shall mean the certain respective technologies licensed by the Parties hereunder.

1.33.      “Trademarks” shall mean any and all trademarks, service marks, trade names, corporate names, logos, trade dress, domain names or any other indicator of source or origin.

ARTICLE 2

PATENT LICENSE GRANT AND RELATED COVENANTS

2.1.     Patent License Grant to Eontec. Upon the terms and conditions set forth herein (including the termination provisions in Article 7 hereof) and subject to the Field of Use Restrictions, LMT hereby grants to Eontec a non-revocable, paid-up, royalty-free, perpetual license (or sublicense, as the case may be) to the LMT Licensed Patents and LMT Licensed Technical Information to make, have made, use, offer to sell, sell, export and import Eontec Licensed Products within the Eontec Field in the Eontec Exclusive Territory and Non-Exclusive Territories. Such license shall be exclusive to Eontec (including to the exclusion of LMT and its Affiliates) in the Eontec Exclusive Territory and shall be non-exclusive in the Non-Exclusive Territories. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Eontec from engaging in research or development activities in the LMT Exclusive Territory.

2.2.     Patent License Grant to LMT.   Upon the terms and conditions set forth herein (including the termination provisions in Article 7 hereof) and subject to the Field of Use Restrictions, Eontec hereby grants to LMT a non-revocable, paid-up, royalty-free, perpetual license (or sublicense, as the case may be) to the Eontec Licensed Patents and Eontec Licensed Technical Information to make, have made, use, offer to sell, sell, export and import LMT Licensed Products within the LMT Field in the LMT Exclusive Territory and Non-Exclusive Territories. Such license shall be exclusive to LMT (including to the exclusion of Eontec and its Affiliates) in the LMT Exclusive Territory and shall be non-exclusive in the Non-Exclusive Territories. Notwithstanding the foregoing, nothing in this Agreement shall prohibit LMT from engaging in research or development activities in the Eontec Exclusive Territory.

2.3.     Territories. Eontec shall take such action and measures as shall be necessary to ensure that Eontec Licensed Products are not sold or resold in or into the LMT Exclusive Territory by Eontec or any other party in the chain of distribution (whether as a part of a finished product assembled or produced by a third party or otherwise) without first obtaining the prior written consent of LMT. LMT shall take such action and measures as shall be necessary to ensure that LMT Licensed Products are not sold or resold in or into the Eontec Exclusive Territory by LMT or any other party in the chain of distribution (whether as a part of a finished product assembled or produced by a third party or otherwise) without first obtaining the prior written consent of Eontec.

2.4.     Sublicensing. The licenses set forth in this Agreement shall exclude the right to sublicense except for the following: (i) sublicenses as to which the Licensor provides prior written consent to the sublicense, (ii) sublicenses to Affiliates of the Licensee, provided that such Affiliates shall expressly agree to be bound by the terms of this Agreement and the Licensee shall be responsible for such compliance and liable for noncompliance by the Affiliate, (iii) sublicenses granted to contract manufacturers solely for the Licensee solely for purposes of manufacturing Licensed Products for Licensee, provided that any such contract manufacturer agrees in writing to comply with Article 7 hereof as though the contract manufacturer was the Licensee hereunder and such writing expressly provides that Licensor may enforce the same, and (iii) sublicenses defined by product or industry that are granted by Licensor to a third party for the purpose of enabling the third party to manufacture or distribute BMG Products and provided that the third party agrees to comply with the terms of this Agreement (including the territorial restrictions and limitations herein) (“Customer Sublicenses”), but excluding any such sublicense to a military entity or for a military use or any license to a governmental entity or to a commercial entity that is owned or controlled by governmental entity.

2.5.     Patent Marking. Each party in its capacity as Licensee (and each of its permitted sublicensees) shall comply with the patent marking provisions of 35 USC § 287(a) by marking all Licensed Products with the word "patent" or the abbreviation "pat." and either the numbers of the relevant Licensed Patents or a web address that is freely accessible to the public and that associates the Licensed Products with the relevant Licensed Patents.

2.6.     Regulatory Compliance. Each party in its capacity as a Licensee (and each of its permitted sublicensees) shall, at Licensee's expense, comply with all regulations and safety standards concerning Licensed Products developed and commercialized by or under the authority of Licensee and obtain all necessary governmental approvals for the development, production, distribution, sale and use of Licensed Products developed and commercialized by or under the authority of Licensee, including any safety studies. Licensee shall have responsibility for and provide suitable warning labels, packaging and instructions as to the use for such Licensed Products.

2.7.     U.S. Export Laws. Neither Licensee nor any permitted sublicensee thereof will, directly or indirectly, export (including any "deemed export"), nor re-export (including any "deemed re-export") the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of any applicable United States laws, rules, or regulations. For the purposes hereof, the terms "deemed export" and "deemed re-export" have the meanings set forth in Section 734.2(b)(2)(ii) and Section 734.2(b)(4), respectively, of the Export Administration Regulations (EAR) (15 CFR §§ 734.2(b)(2)(ii) and 734.2(b)(4)).

2.8.     Recordation of License. If recordation of this Agreement or any part of it by a national or supranational agency is necessary for a party hereto to fully enjoy the rights, privileges and benefits of this Agreement, each party in its capacity as a Licensee may at its own expense record this Agreement or all such parts of this Agreement and information concerning the license granted hereunder with each such appropriate national or supranational patent agency. Licensee shall (a) provide to Licensor for Licensor's review and approval all documents or information it proposes to record at least fifteen (15) days prior to the recordation thereof, and (b) promptly notify Licensor with verification of Licensee's recordation or any related agency ruling.

2.9.     Prosecution of Patents. For each patent and patent application included as a Licensed Patent, the applicable Licensor shall be responsible for the preparation, filing, prosecution, and maintenance thereof, and shall notify Licensee of any new patent application filings or decisions to abandon any patent applications or patents included as a Licensed Patent, as further described in Sections 2.9(a) and 2.9(b).

(a)     Foreign Filing in the Eontec Exclusive Territory. LMT shall, at its own expense, be responsible for the filing, prosecution, and maintenance of the LMT Licensed Patents. LMT will keep Eontec informed with respect to changes in status of any LMT Licensed Patents in the Eontec Exclusive Territory, and will, upon request by Eontec, provide a current status of any of the LMT Licensed Patents in the Eontec Exclusive Territory. In the event that LMT elects to abandon or not pursue any LMT Licensed Patents in the Eontec Exclusive Territory by not taking an action for which there is a deadline (e.g., a response deadline, a maintenance fee or annuity deadline, a foreign filing deadline, etc.), LMT shall inform Eontec at least sixty (60) days prior to the such deadline, in which case Eontec may take over responsibility for such LMT Licensed Patents at its own expense and using patent counsel of its choice. For example, in a case where LMT has filed a first patent application in a first jurisdiction (e.g., the United States) and there is an impending deadline for filing any corresponding applications in other jurisdictions, LMT shall notify Eontec at least sixty (60) days prior to such deadline of the countries in the Eontec Exclusive Territory in which LMT will pursue patent protection so as to provide Eontec an opportunity to notify LMT of its election to pursue protection in other countries within the Eontec Exclusive Territory where LMT will not pursue protection.

(b)     Foreign Filing in the LMT Exclusive Territory. Eontec shall, at its own expense, be responsible for the filing, prosecution, and maintenance of the Eontec Licensed Patents. Eontec will keep LMT informed with respect to changes in status of any Eontec Licensed Patents in the LMT Exclusive Territory, and will, upon request by LMT, provide a current status of any of the Eontec Licensed Patents in the LMT Exclusive Territory. In the event that Eontec elects to abandon or not pursue any Eontec Licensed Patents in the LMT Exclusive Territory by not taking an action for which there is a deadline (e.g., a response deadline, a maintenance fee or annuity deadline, a foreign filing deadline, etc.), Eontec shall inform LMT at least sixty (60) days prior to the such deadline, in which case LMT may take over responsibility for such Eontec Licensed Patents at its own expense and using patent counsel of its choice. For example, in a case where Eontec has filed a first patent application in a first jurisdiction (e.g., the United States) and there is an impending deadline for filing any corresponding applications in other jurisdictions, Eontec shall notify LMT at least sixty (60) days prior to such deadline of the countries in the LMT Exclusive Territory in which Eontec will pursue patent protection so as to provide LMT an opportunity to notify Eontec of its election to pursue protection in other countries within the LMT Exclusive Territory where Eontec will not pursue protection.

2.10.     Other Covenants. Each party, in its capacity as a Licensee, will not (and will cause its permitted sublicensees not to) institute or actively participate as an adverse party in, or otherwise provides material support to, any action, suit or other proceeding to invalidate or limit the scope of any Licensed Patent claim or obtain a ruling that any Licensed Patent claim is unenforceable or not patentable. In addition, neither party will (and each will cause its permitted sublicenses not to) engage in any activity, or lend material support to any activity, anywhere in the world, that would constitute a violation of the Intellectual Property rights of the other party.

2.11.     Enforcement of Rights.

(a)     Infringement in Non-Exclusive Territories.

(i)     Subject to Section 2.11(a)(iii) below, Licensor has the sole right and discretion to prevent or abate any actual or threatened misappropriation or infringement and attempt to resolve any claims relating to the Licensor’s Licensed Patents, Licensed Trademarks and Licensed Technical Information in the Non-Exclusive Territories, including by (a) prosecuting or defending any opposition, derivation, interference, declaratory judgment, federal district court, US International Trade Commission or other proceeding of any kind, and (b) taking any other lawful action that Licensor, in its sole discretion, believes is reasonably necessary, to protect, enforce or defend any Licensed Patent, Licensed Trademark or Licensed Technical Information in the Non-Exclusive Territories. Licensor has the right to prosecute or defend any such proceeding in Licensor's own name or, if required by applicable law or otherwise necessary or desirable for such purposes, in the name of Licensee and may join Licensee as a party. Licensor shall bear its own costs and expenses in all such proceedings and have the right to control the conduct thereof and be represented by counsel of its own choice therein.

(ii)     Each party in its capacity as a Licensee shall and hereby does irrevocably and unconditionally waive any objection to Licensor's joinder of Licensee to any proceeding described in Section 2.11(a) on any grounds whatsoever, including on the grounds of personal jurisdiction, venue or forum non conveniens. If Licensor brings or defends any such proceeding, Licensee shall cooperate in all respects with Licensor in the conduct thereof, and assist in all reasonable ways, including having its employees testify when requested and make available for discovery or trial exhibit relevant records, papers, information, samples, specimens, and the like, subject to Licensor's reimbursement of any out-of-pocket expenses incurred on an on-going basis by Licensee in providing Licensee such assistance.

(iii)     Notwithstanding anything in this Agreement to the contrary, in order to comply with Section 2.6 of the Crucible License Agreement (as defined below), LMT and Eontec (and their permitted sublicensees, successors, and assigns) hereby grant to Crucible and reserve for Crucible (A) the right to take any and all actions necessary to defend the LMT Technology (as defined below) in any litigation or administrative proceedings in which Eontec or any permitted sublicensee, successor, or assign is a party and (B) the right to take any and all actions necessary to defend the LMT Technology in any ligiation or administrative proceedings in which Eontec or any permitted sublicensee, successor, or assign is a party. Crucible is an intended third-party beneficiary of this paragraph. For purposes of this paragraph, the term “Crucible” means Crucible Intellectual Property, LLC, a Delaware limited liability company, and “Crucible License Agreement” means the Exclusive License Agreement, dated August 5, 2010, between LMT and Crucible. Solely for purposes of this paragraph and not for any other purpose in this Agreement, “LMT Technology” has the meaning set forth in the Master Transaction Agreement, dated August 5, 2010, among Apple Inc., LMT, Crucable, and Liquidmetal Coatings, LLC, as amended.

(b)     Infringement in the Eontec Exclusive Territory. Eontec shall have the sole right to prevent or abate any actual or threatened misappropriation or infringement and attempt to resolve any claims relating to the LMT Licensed Patents, LMT Licensed Trademarks and LMT Licensed Technical Information in the Eontec Exclusive Territory, including by (a) prosecuting or defending any opposition, derivation, interference, declaratory judgment, federal district court, US International Trade Commission or other proceeding of any kind, and (b) taking any other lawful action that Eontec, in its sole discretion, believes is reasonably necessary, to protect, enforce or defend any LMT Licensed Patent, LMT Licensed Trademark or LMT Licensed Technical Information in the Eontec Exclusive Territory. LMT agrees to join as a party plaintiff in any such lawsuit initiated by Eontec and to cooperate with Eontec in Eontec’s prosecution, if requested by Eontec, with all reasonable costs, attorney fees, and expenses to be paid by Eontec.

(c)     Infringement in the LMT Exclusive Territory. LMT shall have the sole right to prevent or abate any actual or threatened misappropriation or infringement and attempt to resolve any claims relating to the Eontec Licensed Patents, Eontec Licensed Trademarks and Eontec Licensed Technical Information in the LMT Exclusive Territory, including by (a) prosecuting or defending any opposition, derivation, interference, declaratory judgment, federal district court, US International Trade Commission or other proceeding of any kind, and (b) taking any other lawful action that Eontec, in its sole discretion, believes is reasonably necessary, to protect, enforce or defend any Eontec Licensed Patent, Eontec Licensed Trademark or Eontec Licensed Technical Information in the LMT Exclusive Territory. Eontec agrees to join as a party plaintiff in any such lawsuit initiated by LMT and to cooperate with LMT in LMT’s prosecution, if requested by LMT, with all reasonable costs, attorney fees, and expenses to be paid by LMT.

(d)     Recovery. Each Licensee shall be entitled to any recovery of damages resulting from a lawsuit brought by it pursuant to Sections 2.11(d) and (e). Licensor shall be entitled to recovery of damages resulting from any lawsuit brought by Licensor to enforce any Licensed Patent, Licensed Trademark or Licensed Technical Information, pursuant to Section 2.11(a).

ARTICLE 3

TRADEMARK LICENSE Grant

3.1.     Trademark License Grant to Eontec. Upon the terms and conditions set forth herein (including the termination provisions in Article 7 hereof) and subject to the Field of Use Restrictions, LMT hereby grants to Eontec and its Affiliates a perpetual royalty-free, fully paid up, non-transferable license (or sublicense, as the case may be, to the extent permitted under this Agreement) to use the LMT Licensed Trademarks in the Eontec Exclusive Territory and Non-Exclusive Territories solely in connection with the marketing and sale of the Eontec Licensed Products in the Eontec Field. Such license will be exclusive to Eontec (including to the exclusion of LMT and its Affiliates) in the Eontec Exclusive Territory and shall be non-exclusive in the Non-Exclusive Territories. Eontec and its permitted sublicensees hereunder will comply with the following restrictions with respect to its use of the LMT Licensed Trademarks: (i) all stylized use of the LMT Licensed Trademarks shall be solely in the original logotype identified by LMT, except as otherwise agreed in writing by LMT, (ii) the LMT Licensed Trademarks will not be affixed to products other than the Eontec Licensed Products, (iii) Eontec and its permitted sublicensees will not utilize the LMT Licensed Trademarks to refer to any materials other than amorphous metal alloys or composite materials included within the technology licensed by LMT hereunder, (iv) Eontec and any permitted sublicensee agrees not to modify LMT Licensed Trademarks or change the appearance of any stylized or logo form of the LMT Licensed Trademarks, (v) Eontec and all permitted sublicensees will comply with any reasonable trademark usage guidelines or restrictions that may be promulgated and delivered to Eontec in writing, and (vi) Eontec and any permitted sublicensee agrees not to take any other action that would be reasonably expected to undermine the enforceability of the LMT Licensed Trademarks.

3.2     Trademark License Grant to LMT. Upon the terms and conditions set forth herein (including the termination provisions in Article 7 hereof) and subject to the Field of Use Restrictions, Eontec hereby grants to LMT and its Affiliates, a perpetual, royalty-free, fully paid up, non-transferable license (or sublicense, as the case may be, to the extent permitted under this Agreement) to use the “Eontec” trademark in the LMT Exclusive Territory and Non-Exclusive Territories solely in connection with the marketing and sale of the Eontec Licensed Products in the LMT Field. Such license shall be exclusive to LMT (including to the exclusive of Eontec and its Affiliates) in the LMT Exclusive Territory and shall be non-exclusive in the Non-Exclusive Territories. LMT and its permitted sublicensees hereunder will comply with the following restrictions with respect to its use of the Eontec Licensed Trademarks: (i) all stylized use of the Eontec Licensed Trademarks shall be solely in the original logotype identified by Eontec, except as otherwise agreed in writing by Eontec, (ii) the Eontec Licensed Trademarks will not be affixed to products other than the LMT Licensed Products, (iii) LMT and its permitted sublicensees will not utilize the Eontec Licensed Trademarks to refer to any materials other than amorphous metal alloys or composite materials included within the technology licensed by Eontec hereunder, (iv) LMT and any permitted sublicensee agrees not to modify Eontec Licensed Trademarks or change the appearance of any stylized or logo form of the Eontec Licensed Trademarks, (v) LMT and all permitted sublicensees will comply with any reasonable trademark usage guidelines or restrictions that may be promulgated and delivered to LMT in writing, and (vi) LMT and any permitted sublicensee agrees not to take any other action that would be reasonably expected to undermine the enforceability of the Eontec Licensed Trademarks.

3.3 Registration and Maintenance of Trademarks. Licensor shall seek, obtain and, during the Term of this Agreement, maintain in its own name and at its own expense, appropriate protection for the Trademarks in the Exclusive and Non-Exclusive Territories. In the event that Licensor does not seek or obtain trademark protection for a particular item in the Licensee’s Exclusive Territory for which Licensee believes such protection is necessary, Licensee, at its own expense, shall have the right to seek such protection in the name of Licensor in Licensee’s Exclusive Territory in the name of Licensor.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1.     Representations and Warranties by Eontec. Eontec hereby represents and warrants to LMT as follows:

(a)     Eontec or its Affiliates owns or possesses the requisite licenses or rights to use the Eontec Licensed Patents and Eontec Licensed Technical Information, and to grant the licenses granted herein, free and clear of all liens, claims, and encumbrances.

(b)     None of the Eontec Licensed Patents or Eontec Licensed Technical Information infringes or results from the misappropriation of any Intellectual Property of any third person.

(c)     Eontec is a corporation duly organized, validly existing and in good standing under the laws of the Peoples Republic of China and has all requisite corporate or similar power and authority to enter into this Agreement and to carry out and perform its obligations hereunder. All company action on the part of Eontec and its officers, directors, or stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken. Assuming that this Agreement constitute the legal, valid and binding agreements of LMT, this Agreement constitutes or will when executed, as applicable, constitute a legal, valid and binding obligation of Eontec, enforceable against Eontec in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

4.2.     Representations and Warranties by LMT. LMT hereby represents and warrants to Eontec as follows:

(a)     LMT or its Affiliates owns or possesses the requisite licenses or rights to use the LMT Licensed Patents and LMT Licensed Technical Information, and to grant the licenses granted herein, free and clear of all liens, claims, and encumbrances.

(b)     None of the LMT Licensed Patents or LMT Licensed Technical Information infringes or results from the misappropriation of any Intellectual Property of any third person.

(c)     LMT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to enter into this Agreement and to carry out and perform its obligations hereunder. All company action on the part of LMT and its officers, directors, or stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken. Assuming that this Agreement constitute the legal, valid and binding agreements of Eontec, this Agreement constitutes or will when executed, as applicable, constitute a legal, valid and binding obligation of LMT, enforceable against LMT in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

ARTICLE 5

TECHNOLOGY DEVELOPMENT AND DERIVATIVES

5.1.     Technology Development. The Parties will work together to jointly improve and further develop the Technologies for a period of five (5) years (“Joint Development Period”). The scope and nature of such joint efforts, and the respective responsibilities of the parties in connection therewith, will be set forth in one or more mutually agreeable development agreements or other similar agreements to be entered into by the Parties (“Development Agreements”).

5.2.     Improvements and Derivatives. Unless otherwise specified in the applicable Development Agreement, all improvements and further developments of the Technologies by the parties during the Joint Development Period (“Derivative Technologies”) will be owned and licensed as follows: (i) technologies developed solely by one party will be owned by that party, but shall be included as a Licensed Patent or Licensed Technical Information (as the case may be) hereunder, and (ii) technologies developed jointly by the Parties will be jointly owned by the Parties but shall be included as a Licensed Patent or Licensed Technical Information (as the case may be) hereunder. Notwithstanding the foregoing, all derivatives of a party’s Trademarks shall be owned exclusively by that party.

ARTICLE 6

NO WARRANTIES

EXCEPT FOR THE SPECIFIC PROVISIONS OF THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE TECHNOLOGY LICENSED HEREUNDER, WHETHER EXPRESS, IMPLIED, STATUTORY, OR ARISING OUT OF CUSTOM OR TRADE USAGE, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY LICENSOR OF THE ACCURACY, SAFETY, OR USEFULNESS FOR ANY PURPOSE OF ANY TECHNICAL INFORMATION, TECHNIQUES, OR PRACTICES AT ANY TIME MADE AVAILABLE BY LICENSOR. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY LICENSOR OR LICENSOR’S AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR REPRESENTATION. THIS SECTION SHALL BE ENFORCEABLE TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT OR ANY THIRD PARTY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF REVENUES, BUSINESS INTERRUPTION, LOSS OF SOFTWARE, LOSS OF DATA, LOSS OF BUSINESS INFORMATION, THE INADEQUACY OF THE LICENSED MATERIALS FOR ANY PURPOSE, OR ANY OTHER ITEM) RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

ARTICLE 7

TERM

7.1.     Term. The term of this Agreement commences on the Effective Date and shall continue in perpetuity unless the Parties mutually agree to terminate the Agreement or unless terminated earlier as set forth below.

7.2.     Termination by Eontec. Eontec may terminate this Agreement upon written notice to LMT upon any of the following events:

(a)     In the event LMT fails to increase the authorized shares of common stock to 1,100,000,000 by May 31, 2016; or

(b)     LMT commits a material breach of this Agreement, the Purchase Agreement, or any other agreement to which Eontec (or its Affiliates) and LMT (or its Affiliates) are a party and fails to cure said breach within fifteen (15) Business Days of delivery of written notice of breach by Eontec to LMT.

7.3.     Termination by LMT. LMT may terminate this Agreement upon written notice to Eontec upon any of the following events:

(a)     Liquidmetal Technology Limited, a Hong Kong corporation, (or any permitted successor or assign) fails to purchase the Second Closing Shares and Third Closing Shares (as those terms are defined in the Purchase Agreement) when required to do so under the terms of the Purchase Agreement; or

(b)     Eontec commits a material breach of this Agreement, the Purchase Agreement, or any other agreement to which Eontec (or its Affiliates) and LMT (or its Affiliates) are a party and fails to cure said breach within fifteen (15) Business Days of delivery of written notice of breach by LMT to Eontec; or

(c)     Liquidmetal Technology Limited (or any permitted successor or assign) exercises the Put Right (as defined in the Purchase Agreement).

7.4.     Effect of Termination. Within fifteen (15) Business Days after termination or expiration of this Agreement, each party shall: (a) immediately cease all activities concerning, including all practice and use of, the Intellectual Property that is licensed hereunder; (b) either return to each other all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on Licensor's Confidential Information; or (ii) permanently erase such Confidential Information from its computer systems; and (c) certify in writing to the other party that it has complied with the requirements of Section 6.4(b). The rights and obligations of the parties set forth in this Section 6.4 and in Article 1 (Definitions), Section 4.2 (Improvements and Derivatives), Article 7 (Confidentiality), and Articles 8 (Miscellaneous), and any right, obligation or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, shall survive any such termination or expiration.

ARTICLE 8

CONFIDENTIALITY

8.1.     Terms of Agreement. Each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, however, that disclosures may be made as required by securities or other applicable laws; or by either party to its accountants, attorneys, and other professional advisors.

8.2.     Restrictions on Disclosure and Use.

(a)     Restrictions and Covenants. Except as otherwise provided herein, each party agrees that, in its capacity as the Recipient of Confidential Information, it will (i) hold the Discloser’s Confidential Information in strict confidence, use a high degree of care in safeguarding the Discloser’s Confidential Information, and take all precautions necessary to protect the Discloser’s Confidential Information including, at a minimum, all precautions the Recipient normally employs with respect to its own Confidential Information, (ii) not divulge any of the Discloser’s Confidential Information or any information derived therefrom to any other person (except as set forth in Section 7.2.2 (Disclosure to Representatives) hereof), (iii) not make any use whatsoever at any time of the Discloser’s Confidential Information except as is necessary in the performance of Recipient’s specific duties under this Agreement, (iv) not copy, reverse engineer, alter, modify, break down, melt down, disassemble or transmit any of the Discloser’s Confidential Information, (v) not, within the meaning of United States or other export control laws or regulations, export or re-export, directly or indirectly, including but not limited to export on the Internet or other network service, any of the Discloser’s Confidential Information, (vi) notify the Discloser in writing immediately upon discovery by the Recipient or its Representatives of any unauthorized use or disclosure of the Discloser’s Confidential Information, and (vii) upon the termination or expiration of this Agreement, immediately return to the Discloser or destroy (at the option of the Recipient) all such Confidential Information, including all originals and copies.

(b)     Disclosure to Representatives. The Recipient may only disseminate the Discloser’s Confidential Information to its Representatives who have been informed of the Recipient’s obligations under this Agreement and are bound by an obligation of confidentiality and non-use with respect to the Discloser’s Confidential Information at least as broad in scope as the Recipient’s obligations under this Agreement. The Recipient agrees to reasonably restrict disclosure of the Discloser’s Confidential Information to the smallest number of the Recipient’s Representatives which have a need to know the Confidential Information. The Recipient shall be responsible for enforcing this Agreement as the Recipient’s Representatives and shall take such action (legal or otherwise) to the extent necessary to cause them to comply with this agreement.

(c)     Trade Secrets. Any trade secrets of the Discloser will also be entitled to all of the protections and benefits of applicable trade secret law, and the Recipient agrees to be bound by all applicable trade secret laws, unfair competition laws, and any other similar laws with respect to the Discloser’s Confidential Information. If any Confidential Information that the Discloser deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret under applicable law, such Confidential Information will nevertheless still be protected by this Agreement.

(d)     Protection of Licensed Technical Information by Licensee. Licensee acknowledges and agrees that the Licensed Technical Information derives economic value from not being generally known to other persons who can obtain economic value from its disclosure or use. Therefore, without the express written consent of Licensor, Licensee covenants and agrees that it, its employees, contractors, representatives, successors, assigns, Affiliates, parents, subsidiaries, officers, directors, and the like will (i) hold the Licensed Technical Information in strict confidence, use a high degree of care in safeguarding the Licensed Technical Information, and take all precautions reasonably necessary to protect the Licensed Technical Information including, without limitation, all precautions Licensee normally takes with respect to its own most sensitive and confidential information, (ii) not divulge any of the Licensed Technical Information or any information derived therefrom to any person other than Licensor, (iii) not make any use whatsoever at any time of the Licensed Technical Information except in furtherance of Licensee’s obligations to Licensor and as necessary to produce Licensed Products in accordance with the license granted under this Agreement, (iv) not, within the meaning of United States or other export control laws or regulations, export or re-export, directly or indirectly, including but not limited to export on the Internet or other network service, any of the Licensed Technical Information, and (v) notify Licensor in writing immediately upon discovery of any unauthorized use or disclosure of the Licensed Technical Information by Licensee or its employees or any third party.

(e)     Enforcement. Licensee acknowledges and agrees that due to the unique nature of the Licensed Technical Information and other Confidential Information of Licensor, there can be no adequate remedy at law for any breach of its obligations hereunder, which breach may result in irreparable harm to Licensor, and therefore, that upon any such breach or any threat thereof, Licensor shall be entitled to appropriate equitable relief, including injunction, without the requirement of posting a bond, in addition to whatever remedies it might have at law.

(f)     Exceptions. The restrictions of the Recipient’s disclosure and use of the Discloser’s Confidential Information under this Section 7.2 will not apply to the extent of any Confidential Information:

(i)     that becomes publicly known without breach of the Recipient’s or its Representatives’ obligations under this Agreement;

(ii)     that is rightfully acquired by Recipient from a third party which is not subject to any restriction or obligation (whether contractual, fiduciary, or otherwise) on disclosure or use of such Confidential Information;

(iii)     that is independently developed by employees of the Recipient without knowledge of or reference to such Confidential Information, as evidenced by written documentation or other tangible evidence of Recipient;

(iv)     that is required to be disclosed by law or by court order or government order, provided that the Recipient (a) promptly notifies the Discloser of any such disclosure requirement so that the Discloser may seek an appropriate protective order (or other appropriate protections) and (b) provides reasonable assistance (at no cost to the Recipient) in obtaining such protective order or other form of protection; or

(v)     as to which and to the extent to which the Recipient has received express written consent from an authorized officer of the Discloser to disclose or use.

8.3.     Third Party Information. Each party represents and warrants to the other that it is free to divulge, without any obligation to or violation of the rights of any third party, any and all information which it will demonstrate, divulge, or in any other manner make known to the other pursuant to this Agreement. Each party shall indemnify and hold harmless the other from and against any and all liability, loss, cost, expense, damage, claim or demand for actual violation of the rights of any third party in any trade secret, proprietary know-how, or other confidential information by reason of the other party’s receipt of information disclosed hereunder. The foregoing provision shall not be construed to affect or diminish the obligations of confidentiality and non-disclosure of the parties as provided in this Article 7.

ARTICLE 9

MISCELLANEOUS

9.1.     All notices or other information deemed required or necessary to be given to any of the parties shall be given in the English language at the following addresses:

Eontec:	DongGuan Eontec Co., Ltd.
Yin Quan Industrial District
Qing Xi, DongGuan, China
Attention:______________
Fax:___________________
Email:__________________

Liquidmetal Technologies:	Thomas Steipp, CEO
Liquidmetal Technologies, Inc.
30452 Esperanza
Rancho Santa Margarita, CA 92688
Attention: Thomas Steipp, CEO
Telephone: (949) 635-2100
Facsimile: (949) 635-2188
Email: tom.steipp@liquidmetal.com

Notices sent in accordance with this Section 8.1 shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a U.S. nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.

9.2.     This Agreement shall be governed by the laws of the State of New York, without reference to its conflicts of law principles. Each of the parties: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

9.3.     Each party acknowledges that any breach of this Agreement by it may cause irreparable harm to the other party and that the remedies for breach may include injunctive relief against such breach, in addition to damages and other available remedies. The prevailing party shall be entitled to the award of its reasonable attorney’s fees in any action to enforce this Agreement.

9.4.     This Agreement, including any recitals, terms, conditions, and provisions herein, and all exhibits attached hereto and referenced herein, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all other prior agreements and understanding of the parties in connection with subject matter. The headings or titles in this Agreement are for purposes of reference only and shall not in any way affect the interpretation or construction of this Agreement.

9.5.     No waiver of any of the provisions of this Agreement shall be valid unless in a written document, signed by the party against whom such a waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder. All amendments of this Agreement shall be made in writing and signed by both parties, and no oral amendment shall be binding on the parties.

9.6.     The Parties have had the opportunity to negotiate the terms of this Agreement, and no Party shall be deemed the drafter of all or any portion of this Agreement for purposes of interpretation. The terms of this Agreement shall be binding and shall be strictly construed in any proceeding relating or pertaining to this Agreement. Without affecting the obligations of the Parties otherwise expressed, the term “shall” when used in connection with any act or obligation to be undertaken means an affirmative obligation. The term “including” shall mean “including but not limited to.” All terms shall be construed in the masculine or feminine and in plural or singular as required by the context in which the term is used. The definitions of terms in this Agreement are limited to this Agreement.

9.7.     If any one or more of the provisions of this Agreement is held to be invalid, illegal, or unenforceable in any respect, the other provisions shall remain in full force and effect. Any provision deemed invalid, illegal, or unenforceable because its scope is considered excessive shall be modified only to the minimum extent necessary to render the provision valid, legal, and enforceable under New York law.

9.8.     This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. Neither party may assign its rights or duties under this Agreement without the prior written consent of the other party.

9.9.     Each party in its capacity as a Licensee shall indemnify and hold harmless Licensor and its Affiliates, and each of Licensor's and its Affiliates' respective officers, directors, employees, agents, successors and assigns, against all losses, claims, damages, or expenses (including reasonable attorney’s fees) arising out of or resulting from any third party claim, suit, action or other proceeding related to or arising out of or resulting from (a) Licensee's breach of any representation, warranty, covenant or obligation under this Agreement, or (b) use by Licensee or its permitted sublicensee’s of Licensed Patents or Licensed Technical Information, or (c) any use, sale, transfer or other disposition by Licensee or its permitted Sublicensees of Licensed Products or any other products made by use of Licensed Patents or Licensed Technical Information.

9.10.     This Agreement may be executed simultaneously in counterparts, by facsimile signature or other means of electronic transmission (to which a .pdf copy is attached) or otherwise, each of which will be deemed an original, but all of which together will constitute the same Agreement. This Agreement is written in the English language, and if either party translates this Agreement into a language other than English, the Parties agree that the English language version of this Agreement will control. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

[signatures follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date set forth above

DONGGUAN EONTEC CO., LTD.

By:	/s/ Lugee Li

Name:	Lugee Li

Title:	CEO

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Thomas Steipp

Name:	Thomas Steipp

Title:	President and CEO

APPENDIX A

List of LMT Licensed Patents and Trademarks

U.S. Patent No. 5,711,363 – Die-Casting of Bulk-Solidifying Amorphous Alloys, Issued 1/27/1998

U.S. Patent No. 5,735,975– Quinary metallic glass alloys, Issued 4/7/1998

U.S. Patent No. 5,772,803 – Torsionally Reacting Spring Made of a Bulk-Solidifying Amorphous Metallic Alloy, Issued 6/30/1998

U.S. Patent No. 5,797,443 – Method of Casting Articles of a Bulk-Solidifying Amorphous Alloy, Issued 8/25/1998

U.S. Patent No. 5,896,642 – Die-Formed Amorphous Metallic Articles and Their Fabrication (Die-Forming (Molding) of Bulk Alloys), Issued 4/27/1999

U.S. Patent No. 5,950,704 - Replication of Surface Features from a Master Model to an Amorphous Metallic Article (Replication with Bulk Alloys), Issued 9/14/1999

U.S. Patent No. 6,010,580 – Composite Penetrator (Composite Kinetic Energy Penetrator), Issued 1/4/2000

U.S. Patent No. 6,021,840 – Vacuum Die Casting of Amorphous Alloys, Issued 2/8/2000

U.S. Patent No. 6,446,558 – Shaped-Charge Projectile Having an Amorphous-Matrix Composite shaped-Charge Liner, Issued 9/10/2002

U.S. Patent No. 6,682,611 – Formation of Zr-Based Bulk Metallic Glasses from Low Purity by Yttrium Addition (Chinese Group), Issued 1/27/2004

U.S. Patent No. 6,771,490 - Metal Frame for Electronic Hardware and Flat Panel Displays, Issued 8/3/2004

U.S. Patent No. 6,818,078 - Joining of Amorphous Metals to Other Metals Utilizing a Cast Mechanical Joint (Joining by Casting), Issued 11/16/2004

U.S. Patent No. 6,843,496 - Amorphous Alloy Gliding Boards, Issued 1/18/2005

U.S. Patent No. 6,875,293 - Method of Forming Molded Articles of Amorphous Alloy with High Elastic Limit, Issued 4/5/2005

U.S. Patent No. 6,887,586 - Sharp-Edged Cutting Tools, Issued 5/3/2005

U.S. Patent No. 7,008,490 - Method of Improving Bulk-Solidifying Alloy Compositions and Cast Articles Made of the Same (Improving Bulk Alloys), Issued 3/7/2006

U.S. Patent No. 7,017,645 - Thermoplastic Casting of Amorphous Alloys (TPC), Issued 3/28/2006

1

U.S. Patent No. 7,073,560 - Foamed Structures of Bulk-Solidifying Amorphous Alloys (Foamed Structures), Issued 7/11/2006

U.S. Patent No. 7,157,158 - Encapsulated Ceramic Armor, Issued 1/2/2007

U.S. Patent No. 7,293,599 - Investment Casting of Bulk-Solidifying Amorphous Alloys, Issued 11/13/2007

U.S. Patent No. 7,500,987 – Amorphous Alloy Stents, Issued 3/10/2009

U.S. Patent No. 7,520,944 - Method of Making In-Situ Composites Comprising Amorphous Alloys, Issued 3/21/2009

U.S. Patent No. 7,560,001 - Method of Making Dense Composites of Bulk-Solidifying Alloys and Articles Thereof, Issued 7/14/2009

U.S. Patent No. 7,575,040 - Continuous Casting of Bulk Solidifying Amorphous Alloys, Issued 8/18/2009

U.S. Patent No. 7,582,172 - Pt-Base Bulk Solidifying Amorphous Alloys, Issued 9/1/2009

U.S. Patent No. 7,588,071 - Continuous Casting of Foamed Bulk Amorphous Alloys, Issued 9/15/2009

U.S. Patent No. 7,604,876 - Encapsulated Ceramic Armour, Issued 10/20/2009

U.S. Patent No. 7,618,499 - Fe-Base In-Situ Composite Alloys Comprising Amorphous Phase, Issued 11/17/2009

U.S. Patent No. 7,621,314 - Method of Manufacturing Amorphous Metallic Foam, Issued 11/24/2009

U.S. Patent No. 7,862,957 - Current Collector Plates Made of Bulk-Solidifying Amorphous Alloys, Issued 1/4/2011

U.S. Patent No. 7,896,982 - Bulk Solidifying Amorphous Alloys with Improved Mechanical Properties, Issued 3/1/2011

U.S. Patent No. 8,002,911 - Metallic Dental Prostheses Made of Bulk-Solidifying Amorphous Alloys and Method of Making Such Articles, Issued 8/23/2011

U.S. Patent No. 8,063,843 - Antenna Structures Made of Bulk Solidifying Amorphous Alloys, Issued 11/22/2011

U.S. Patent No. 8,197,615 - Amorphous Alloy Hooks and Methods of Making Such Hooks, Issued 6/12/2012

U.S. Patent No. 8,325,100 - Antenna Structures Made of Bulk-Solidifying Amorphous Alloys (Continuation), Issued 12/4/2012

2

U.S. Patent No. 8,431,288 - Current Collector Plates Made of Bulk-Solidifying Amorphous Alloys, Issued 4/30/2013

U.S. Patent No. 8,445,161 - Current Collector Plates Made of Bulk-Solidifying Amorphous Alloys, Issued 5/21/2013

U.S. Patent No. 8,459,331 – Vacuum Mold, Issued 6/11/2013

U.S. Patent No. 8,485,245 - Bulk Amorphous Alloy Sheet Forming Processes, Issued 7/16/2013

U.S. Patent No. 8,501,087 - Au-Base Bulk Solidifying Amorphous Alloys, Issued 8/6/2013

U.S. Patent No. 8,679,266 - Objects Made of Bulk-Solidifying Amorphous Alloys and Method of Making the Same, Issued 3/25/2014

U.S. Patent No. 8,813,813 - Continuous Amorphous Feedstock Skull Melting, Issued 8/26/2014

U.S. Patent No. 8,813,814 - Optimized Multi-Stage Inductive Melting of Amorphous Alloys, Issued 8/26/2014

U.S. Patent No. 8,828,155 - Bulk Solidifying Amorphous Alloys with Improved Mechanical Properties, Issued 9/9/2014

U.S. Patent No. 8,830,134 - Antenna Structures Made of Bulk-Solidifying Amorphous Alloys (Continuation), Issued 9/9/2014

U.S. Patent No. 8,858,868 – Temperature Regulated Vessel, Issued 10/14/2014

U.S. Patent No. 8,882,940 - Bulk Solidifying Amorphous Alloys with Improved Mechanical Properties, Issued 11/11/2014

U.S. Patent No. 8,927,176 - Current Collector Plates of Bulk-Solidifying Amorphous Alloys (Divisional), Issued 1/6/2015

U.S. Patent No. 8,936,664 - Crucible Materials for Alloying Materials, Issued 1/20/2015

U.S. Patent No. 8,944,140 - Squeeze Cast Molding System Suitable for Molding Amorphous Metals, Issued 2/3/2015

U.S. Patent No. 8,978,736 - Plunger with Removable Plunger Tip, Issued 3/17/2015

U.S. Patent No. 9,057,120 - Thermoplastic Forming Methods for Amorphous Alloys, Issued 6/16/2015

U.S. Patent No. 9,108,243 - Production of Large-Area Bulk Metallic Glass Sheets by Spinning, Issued 8/18/2015

U.S. Patent No. D563954 - Retractable Memory Stick, Issued 3/11/2008

3

U.S. Patent No. RE44,385 - Method of Making In-Situ Composites Comprising Amorphous Alloys, Issued 7/23/2013

U.S. Patent No. RE44,425 - Continuous Casting of Bulk Solidifying Amorphous Alloy, Issued 8/13/2013

U.S. Patent No. RE44,426 - Continuous casting of foamed bulk amorphous alloys, Issued 8/13/2013

U.S. Patent No. RE45,353 - Method of Making Dense Composites of Bulk-Solidifying Amorphous Alloys, Issued 1/27/2015

U.S. Patent No. RE45,414 - Continuous Casting of Bulk Solidifying Amorphous Alloys, Issued 3/17/2015

U.S. Patent No. RE45,658 - Method of Manufacturing Amorphous Metallic Foam, Issued 8/25/2015

U.S. Patent Application No. 10/524,954

U.S. Patent Application No. 10/565,839

U.S. Patent Application No. 11/577,052

U.S. Patent Application No. 12/984,440

U.S. Patent Application No. 12/984,433

U.S. Patent Application No. 13/408,824

U.S. Patent Application No. 13/408,730

U.S. Patent Application No. 12/615,097

U.S. Patent Application No. 13/494,804

U.S. Patent Application No. 13/636,032

U.S. Patent Application No. 13/704,537

U.S. Patent Application No. 13/945,176

U.S. Patent Application No. 13/532,233

U.S. Patent Application No. 14/174,206

U.S. Patent Application No. 14/237,089

U.S. Patent Application No. 14/348,399

U.S. Patent Application No. 14/348,390

U.S. Patent Application No. 14/348,404

4

U.S. Patent Application No. 14/345,883

U.S. Patent Application No. 14/359,060

U.S. Patent Application No. 14,345,159

U.S. Patent Application No. 13/939,939

U.S. Patent Application No. 13/940,051

U.S. Patent Application No. 13/939,995

U.S. Patent Application No. 14/480,357

U.S. Patent Application No. 14/374,803

U.S. Patent Application No. 14/350,498

U.S. Patent Application No. 14/537,384

U.S. Patent Application No. 14/828,302

U.S. Patent Application No. 12/805,807

U.S. Patent Application No. 14/266,934

U.S. Patent Application No. 14/572,126

U.S. Patent Application No. 14/572,066

U.S. Patent Application No. 14/572,107

LMT Licensed Trademarks

U.S. Trademark Registration No. 2312889, Registered 2/1/2000

U.S. Trademark Registration No. 3159720, Registered 10/17/2006

U.S. Trademark Registration No. 3230417, Registered 4/17/2007

U.S. Trademark Registration No. 4732528, Registered 5/5/2015

5

Appendix A1

Noninclusive List of LMT Licensed Patents and Trademarks in the Eontec Exclusive Territory

Chinese Publication No. CN 1239730, Metal Frame for Electronic Hardware and Flat Panel Displays

Chinese Publication No. CN 1295371, Method of Forming Molded Articles of Amorphous Alloy with High Elastic Limit

Chinese Publication No. CN 1578846, Method of Improving Bulk-Solidifying Alloy Compositions and Cast Articles Made of the Same

Chinese Publication No. CN 100372630, Thermoplastic Casting of Amorphous Alloys

Chinese Publication No. CN 100382939, Sharp-Edged Cutting Tools

Chinese Publication No. CN 101496223, Antenna Structures Made of Bulk Solidifying Amorphous Alloys

Chinese Publication No. CN 102791902, Nickel Based Thermal Spray Powder

Chinese Publication No. CN 102834533, Thermoplastic Forming Methods for Amorphous Alloys

Chinese Publication No. CN 102859024, Molybdenum-Containing Ferrous Alloy for Improved Thermal Spray Deposition Hard-Facing

Chinese Publication No. CN 102905843, Amorphous Alloy Interfacial Layer/Seal/Bonding

Chinese Publication No. CN 103722147, Unevenly Spaced Induction Coil for Molten Alloy Containment

Chinese Publication No. CN 103038378, Tin-Addition to Amorphous Alloy

Chinese Publication No. CN 103797138, Molding and Separating of Bulk-Solidifying Amorphous Alloys and Composite Containing Amorphous Alloy

Chinese Publication No. CN 103814143, Nano- and Micro-Replication for Authentication and Texturization

Chinese Publication No. CN 103827048, Crucible Materials for Alloying Materials

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Chinese Publication No. CN 103946406, Alloying Technique for Fe-Based Bulk Amorphous Alloy

Chinese Publication No. CN 103958719, Tamper Resistant Amorphous Alloy Joining

Chinese Publication No. CN 103974790, Containment Gate for Inline Temperature Control Melting,

Chinese Publication No. CN 103987871, Radiation Shielding Structures,

Chinese Publication No. CN 104023876, Injection Molding of Amorphous Alloy Using an Injection Molding System

Chinese Publication No. CN 104043805, Plunger with Removable Plunger Tip

Chinese Publication No. CN 104039481, Ingot Loading Mechanism for Injection Molding Machine

Chinese Publication No. CN 104275458, Unevenly Spaced Induction Coil for Molten Alloy Containment

Chinese Publication No. CN 104275463, Slotted Shot Sleeve for Induction Melting of Material

Chinese Publication No. CN 104275478, Manifold Collar for Distributing Fluid Through a Cold Crucible

Chinese Publication No. CN 104988447, Nickel Based Thermal Spray Powder

Chinese Publication No. CN 203578747, Unevenly Spaced Induction Coil for Molten Alloy Containment

Japanese Publication No. JP 4216604, Amorphous Alloy Gliding Boards

Japanese Publication No. JP 4234589, Joining of Amorphous Metals to Other Metals Utilizing a Cast Mechanical Joint

Japanese Publication No. JP 5043427, Current Collector Plates Made of Bulk-Solidifying Amorphous Alloys

Japanese Publication No. JP 5227979, Thermoplastic Casting of Amorphous Alloys

Japanese Publication No. JP 5244282, Metal Frame for Electronic Hardware and Flat Panel Displays

Japanese Publication No. JP 5374562, Metal Frame for Electronic Hardware and Flat Panel Displays

7

Japanese Publication No. JP 5639003, Current Collector Plates Made of Bulk-Solidifying Amorphous Alloys

Japanese Publication No. JP 5703424, Ingot Loading Mechanism for Injection Molding Machine

Japanese Publication No. JP 2005502782, Method of Forming Molded Articles of Amorphous Alloy with High Elastic Limit

Japanese Publication No. JP 2005504882, Method of Improving Bulk-Solidifying Alloy Compositions and Cast Articles Made of the Same

Japanese Publication No. JP 2005506116, Sharp-Edged Cutting Tools

Japanese Publication No. JP 2005515898, Thermoplastic Casting of Amorphous Alloys

Japanese Publication No. JP 2009172391, Sharp-Edged Cutting Tools

Japanese Publication No. JP 2011045931, Method of Improving Bulk-Solidifying Alloy Compositions and Cast Articles Made of the Same

Japanese Publication No. JP 2011080152, Method of Forming Molded Articles of Amorphous Alloy with High Elastic Limit

Japanese Publication No. JP 2012166033, Sharp-Edged Cutting Tools

Japanese Publication No. JP 2013516326, Amorphous Alloy Interfacial Layer/Seal/Bonding

Japanese Publication No. JP 2014040667, Method of Forming Molded Articles of Amorphous Alloy with High Elastic Limit

Japanese Publication No. JP 2014098538, Unevenly Spaced Induction Coil for Molten Alloy Containment

Japanese Publication No. JP 2014527913, Molding and Separating of Bulk-Solidifying Amorphous Alloys and Composite Containing Amorphous Alloy

Japanese Publication No. JP 2014176899, Plunger with Removable Plunger Tip

Japanese Publication No. JP 2014528840, Injection Molding of Amorphous Alloy Using an Injection Molding System

Japanese Publication No. JP 2014528888, Crucible Materials for Alloying Materials

Japanese Publication No. JP 2015016506, Slotted Shot Sleeve for Induction Melting of Material

8

Japanese Publication No. JP 2015037807, Manifold Collar for Distributing Fluid Through a Cold Crucible

Japanese Publication No. JP 2015038243, Method of Improving Bulk-Solidifying Alloy Compositions and Cast Articles Made of the Same

Japanese Publication No. JP 2015062952, Unevenly Spaced Induction Coil for Molten Alloy Containment

Japanese Publication No. JP 2015502557, Nano- and Micro-Replication for Authentication and Texturization

Japanese Publication No. JP 2015503028, Alloying Technique for Fe-Based Bulk Amorphous Alloy

Japanese Publication No. JPH 09323146, Die-Casting of Bulk-Solidifying Amorphous Alloys

Japanese Publication No. JPH 11285801, Vacuum Die Casting of Amorphous Alloys

Korean Publication No. KR 100874694, Sharp-Edged Cutting Tools

Korean Publication No. KR 100898657, Joining of Amorphous Metals to Other Metals Utilizing a Cast Mechanical Joint

Korean Publication No. KR 100908420, Metal Frame for Electronic Hardware and Flat Panel Displays

Korean Publication No. KR 100977231, Method of Forming Molded Articles of Amorphous Alloy with High Elastic Limit

Korean Publication No. KR 101053756, Thermoplastic Casting of Amorphous Alloys

Korean Publication No. KR 101095223, Continuous Casting of Foamed Bulk Amorphous Alloys

Korean Publication No. KR 101190440, Thermoplastic Casting of Amorphous Alloys

Korean Publication No. KR 101202587, Method of Improving Bulk-Solidifying Alloy Compositions and Cast Articles Made of the Same

Korean Publication No. KR 101445953, Nickel Based Thermal Spray Powder

Korean Publication No. KR 101450988, Molybdenum-Containing Ferrous Alloy for Improved Thermal Spray Deposition Hard-Facing

Korean Publication No. KR 101471726, Method of Improving Bulk-Solidifying Alloy Compositions and Cast Articles Made of the Same

9

Korean Publication No. KR 101500170, Unevenly Spaced Induction Coil for Molten Alloy Containment

Korean Publication No. KR 20050027092, Foamed Structures of Bulk-Solidifying Amorphous Alloys

Korean Publication No. KR 20120109608, Amorphous Alloy Interfacial Layer/Seal/Bonding

Korean Publication No. KR 20130048224, Tin-Addition to Amorphous Alloy

Korean Publication No. KR 20140065154, Nano- and Micro-Replication for Authentication and Texturization

Korean Publication No. KR 20140068246, Injection Molding of Amorphous Alloy Using an Injection Molding System

Korean Publication No. KR 20140070639, Radiation Shielding Structures

Korean Publication No. KR 20140090631, Containment Gate for Inline Temperature Control Melting

Korean Publication No. KR 20140092410, Amorphous Alloy Interfacial Layer/Seal/Bonding

Korean Publication No. KR 20150088916, Tin-Addition to Amorphous Alloy

Korean Publication No. KR 201520121404, Thermoplastic Forming Methods for Amorphous Alloys

Singaporean Publication No. SG 50793, Die-Casting of Bulk-Solidifying Amorphous Alloys

Taiwanese Publication No. TW 380068, Vacuum Die Casting of Amorphous Alloys

Trademarks

Japanese Trademark Registration No. 4149191, Registered 05/22/1998

Japanese Trademark Registration No. 4496160, Registered 08/03/2001

Korean Trademark Registration No. 447777, Registered 05/13/1999

Hong Kong Trademark Registration No. B6279/2002, Registered 05/24/2002

Singapore Trademark Registration No. T97/15181Z, Registered 12/15/1997

10

APPENDIX B

List of Eontec Licensed Patents and Trademarks

No.	Patent No.	Patent Name	Owner
1	CN103789770	Chemical polishing technology and polishing solution for surface of bulk amorphous and nanocrystalline alloy	Eontec
2	CN105154794	Amorphous alloy with antibacterial function	Meon
3	CN105220083	Corrosion resistant amorphous alloy and preparation method and application	Meon
4	CN105220085	High strength amorphous alloy and preparation method and application	Meon
5	201510780752.9	High toughness amorphous composite material and preparation method and application	Meon
6	CN105239024	High hardness amorphous composite material and preparation method and application	Meon

1

APPENDIX C

Field of Use Restrictions

The licenses granted under this Agreement shall be subject to the following exclusions, conditions, restrictions, and limitations:

1.	The licenses granted to Eontec and LMT under this Agreement shall exclude the following products and fields of use:

a.

Any Consumer Electronic Products (as defined below) or any components or sub-components suitable for use with any Consumer Electronic Products. For this purpose, “Consumer Electronic Products” means personal computers (portable and desktop); tablet or slate style computing devices; handheld electronic and/or communication devices (e.g., smartphones, digital music players, multi-function devices, etc.); any device whose function includes the creation, storage or consumption of digital media; any component or sub-component in any Consumer Electronic Product; and any accessory that is the same or similar (in the sole discretion of Apple, Inc.) to an accessory made or sold by or on behalf of Apple (regardless of when Apple sold or started to sell such accessory, including after date of the closing of the Proposed Transaction) that is suitable for use with any Consumer Electronic Product.

b.	Any watches or components for watches.

c.

Finished or semi-finished Jewelry, and also any other products that are sold under the name of a Luxury Brand or incorporated into products that are sold under the name of a Luxury Brand, including without limitation (a) buckles for belts, briefcases, handbags, and clothing; and (b) cigarette lighters and cigar cutters. For purposes hereof, the term “Jewelry” means rings, necklaces, pins, cufflinks, and other objects that are ornamental in nature and used for adornment of the human body. “Luxury Brands ” shall not include brands owned or used by Nokia, Motorola, Samsung, LG, Sony-Ericsson, Apple, RIM, HTC or similar companies that supply mobile phones and accessories to the mass-market. Otherwise, “Luxury Brands” consist of the following brands and any other similar, renowned luxury brand which is used as the sole or primary brand on a competitive product sold at similar price point:

LVMH Moet Hennessey

Rolex

Chanel

Bentley Motors

Chopard

Compagnie Financiere Richemont

Gucci Group

Hermes

IWC

Jaeger LeCoultre

Mercedes Benz

Porsche

ST DuPont

The Swatch Group

Tiffany & Co.

IWC

Cartier

Montblanc

TAG Heuer

Louis Vuitton

Bvlgari

CHANEL

Prada

Dunhill

Aspreys

Porsche

Ferrari

Sellita Group

Safilo Group

Luxottica Group

Ventura

Ellicot

2.

The license granted to Eontec shall exclude any LMT Patents or LMT Technical Information that LMT licenses from a third party (other than a third party that is an Affiliate of LMT) if and to the extent that the terms of the third party license would prohibit the sublicensing of such Intellectual Property to Eontec hereunder.

3.

The license granted to LMT shall exclude any Eontec Patents or Eontec Technical Information that Eontec licenses from a third party (other than a third party that is an Affiliate of Eontec) if and to the extent that the terms of the third party license would prohibit the sublicensing of such Intellectual Property to LMT hereunder.

4.

The exclusive license granted to Eontec herein shall be subject to the non-exclusive license rights of Visser Precision Cast, LLC (and its sublicensees) pursuant to that certain Amended and Restated VPC Sublicense Agreement, dated May 20, 2014, between LMT and Visser Precision Cast, LLC.

5.	The Eontec Field shall exclude any products or services that are intended for use in, or likely to be used in, military or weapons/munitions applications.

6.	The LMT Field shall exclude any products or services that are intended for use in, or likely to be used in, military or weapons/munitions applications.

7.

The licenses granted to Eontec hereunder shall be subject to and limited by (and shall contain any exclusions required by) any applicable state or federal legal or regulatory requirements of any state or federal governmental or regulatory body. Specifically, the licenses granted to Eontec hereunder, and the Eontec Field shall exclude, any Intellectual Property, products, or services that would require an export license under the United States Export Administration Regulations (EAR) (15 CFR §§ 734.2(b)(2)(ii) and 734.2(b)(4)) or that would require any other consent or authorization of any United States federal or state governmental or regulatory body, unless and until the required export license or other governmental or regulatory consent or authorization is obtained. LMT agrees to use commercially reasonable efforts to obtain all necessary export licenses upon the written request of Eontec.

8.

The licenses granted to LMT hereunder shall be subject to and limited by (and shall contain any exclusions required by) any applicable People's Republic of China governmental legal or regulatory requirements of Chinese government or regulatory body. Specifically, the licenses granted to LMT hereunder, and the LMT Field shall exclude, any Intellectual Property, products, or services that would require an export license under Chinese regulations or that would require any other consent or authorization of any Chinese governmental or regulatory body, unless and until the required export license or other governmental or regulatory consent or authorization is obtained. Eontec agrees to use commercially reasonable efforts to obtain all necessary export licenses upon the written request of LMT.